Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST ANNOUNCES OFFER TO PURCHASE CERTAIN

OF FIRST INDUSTRIAL, L.P.’S OUTSTANDING NOTES

CHICAGO, March 29, 2012 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced the commencement of a tender offer by its operating partnership, First Industrial, L.P., to purchase for cash up to $100 million aggregate principal amount (the “Tender Cap”) of First Industrial, L.P.’s outstanding 7.75% Senior Notes due 2032, 7.60% Notes due 2028, 7.15% Notes due 2027 and 6.42% Senior Notes due 2014 (collectively, the “Notes”). The tender offer will expire on April 25, 2012 at 11:59 PM, New York City time, unless extended or earlier terminated (the “Expiration Time”). The terms and conditions of the tender offer are set forth in an Offer to Purchase dated March 29, 2012 (the “Offer to Purchase”) and related Letter of Transmittal, which together constitute the tender offer (the “Offer”).

The purchase price to be paid for Notes that are validly tendered and not validly withdrawn on or prior to the Expiration Time and accepted for payment is set forth in the table below:

Title of Security/CUSIP No.	Outstanding Principal Amount	Acceptance Priority Level	Tender Offer Consideration*	Early Tender Premium*	Total Consideration*
7.75% Senior Notes due 2032 (CUSIP No. 32055RAJ6)	$35,000,000	1	$970.00	$50.00	$1,020.00
7.60% Notes due 2028 (CUSIP No. 32055RAE7)	$124,545,000	2	$970.00	$50.00	$1,020.00
7.15% Notes due 2027 (CUSIP No. 32055RAB3)	$6,070,000	3	$950.00	$50.00	$1,000.00
6.42% Senior Notes due 2014 (CUSIP No. 32055RAM9)	$90,794,000	4	$998.75	$50.00	$1,048.75

*	Per $1,000 principal amount of Notes (as defined below) tendered and accepted for purchase.

To be eligible to receive the Total Consideration set forth in the table above, holders must validly tender and not validly withdraw their Notes at or prior to 5:00 PM, New York City time, on April 11, 2012, unless extended (such date and time, as the same may be extended, the “Early Tender Time”). The Total Consideration includes the Early Tender Premium of $50 per $1,000 principal amount of Notes set forth in the table above. Holders validly tendering their Notes after the Early Tender Time and prior to the Expiration Time will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is equal to the Total Consideration minus the Early Tender Premium.

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The amount of each series of Notes that will be purchased in the offer will be limited in the aggregate by the Tender Cap and will be based on the Acceptance Priority Level for such series of Notes set forth in the table above, as more fully described in the Offer to Purchase. However, Notes validly tendered at or prior to the Early Tender Time will have priority over Notes validly tendered after the Early Tender Time but prior to the Expiration Time. Notes validly tendered after the Early Tender Time but prior to the Expiration Time will be eligible for purchase only if the aggregate principal amount of Notes validly tendered at or prior to the Early Tender Time and accepted for purchase is less than the Tender Cap.

First Industrial, L.P. will pay, upon settlement, the applicable Total Consideration or Tender Offer Consideration, as the case may be, plus accrued and unpaid interest in respect of any Notes accepted for purchase in the Offer up to, but not including, the applicable settlement date. First Industrial, L.P. expects to fund the Offer with existing cash and cash equivalents and by drawing on its unsecured credit facility.

Notes tendered may be withdrawn at any time prior to 5:00 p.m. New York City time on April 11, 2012 (the “Withdrawal Deadline”), but not thereafter, and Notes tendered after the Withdrawal Deadline may not be withdrawn, in each case subject to limited exceptions. Withdrawn Notes may be re-tendered at any time prior to the Expiration Time. The Offer is subject to certain customary conditions, but is not conditioned on the tender of a minimum principal amount of Notes. First Industrial, L.P. may amend, extend, or terminate the Offer any time.

The complete terms and conditions of the Offer are set forth in the Offer to Purchase and Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Offer documents carefully when they become available. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Offer, Global Bondholder Services Corporation at (866) 952-2200 (toll-free) or (212) 430-3774.

BofA Merrill Lynch is the Lead Dealer Manager for the Offer. Questions regarding the Offer may be directed to BofA Merrill Lynch, Liability Management, at 888-292-0070 (toll-free) or 980-387-3907 (collect). Citigroup is the Co-Dealer Manager for the Offer.

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Offer. First Industrial, L.P. is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of First Industrial, the Lead Dealer Manager, the Co-Dealer Manager, the Depositary or the Information Agent for the Offer makes any recommendation in connection with the Offer.

Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future

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prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended 2011 and in the other reports the Company may file from time to time with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Art Harmon Senior Director, Investor Relations and Corporate Communications 312-344-4320

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